UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 27, 2007

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	OTHER EVENTS

Southwest Bancorp, Inc., Stillwater, Oklahoma, (NASDAQ Global Market Select OKSB) consummated its planned acquisition of Bank of Kansas on July 27, 2007, for a cash price of $15.25 million. Bank of Kansas operates two banking offices in the Hutchinson, Kansas market, and has total assets of approximately $76 million, loans of approximately $42 million, and deposits of approximately $68 million. This acquisition is not expected to have a material effect on Southwest earnings or operations for 2007.

Southwest is the financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, SNB Bank of Wichita, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in the Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma markets; the Austin, Dallas, Houston and San Antonio, Texas markets; the Kansas City, Hutchinson and Wichita, Kansas markets, and on the Internet, through SNB DirectBanker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Kerby E Crowell

Name:	Kerby E Crowell
Title:	Executive Vice President CFO and Secretary
Date:	July 30, 2007